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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT:

Investor Relations:                               Media Inquiries:
Kurt Adams                                        Christine Goetz
Vixel Corporation                                 Vixel Corporation
425.806.5800                                      425.806.4511
ir@vixel.com                                      cgoetz@vixel.com

                     VIXEL ELECTS NEW CHAIRMAN OF THE BOARD

                         CEO JAMES M. McCLUNEY APPOINTED

BOTHELL, WA. - JANUARY 5, 2000 - Vixel Corporation (Nasdaq: VIXL), a leading provider of Storage Area Network (SAN) solutions, today announced that its board of directors has appointed James M. McCluney, 48, chief executive officer, to the additional position of chairman of the board of directors, effective January 4, 2000. McCluney succeeds Vixel Corporation's founder Gregory R. Olbright, 44, who has served as a director of the company since its inception in 1991 and its chairman since May 1999. Olbright has elected to leave the Vixel board to pursue personal interests outside the company.

McCluney has served as Vixel's president, chief executive officer and director since joining the company in April 1999, and was previously president of Crag Technologies, formerly Ridge Technologies. He also held various positions at Apple Computer, including senior vice president of worldwide operations and vice president of European operations. Prior to Apple Computer, McCluney held various executive positions at Digital Equipment Corporation.

"We're excited that Jim will be taking on this additional responsibility," commented Juan A. Rodriguez, a member of Vixel's board of directors and chairman and chief executive officer of Ecrix Corporation, a data storage company. "He is a proven leader, having steered the company through the launch of several major product initiatives and overseen Vixel's successful initial public offering."


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Except for historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that may cause such a difference include risks affecting development of the SAN market, the competitiveness and performance of Vixel's products in this rapidly changing market and the ability of Vixel to meet evolving product standards required by customers and others involved in the distribution channel for SAN products. Further information on the factors and risks that could affect Vixel's business, financial condition and results of operations are included in the Risk Factors section of Vixel's public filings with the Securities and Exchange Commission, including the Registration Statement on Form S-1 (File No. 333-81347) and Vixel's most recent report on Form 10-Q, which are available at www.sec.gov.

ABOUT VIXEL CORPORATION

Vixel Corporation is a leading provider of Storage Area Network (SAN) solutions. The Company's comprehensive product portfolio of switches, hubs and transceivers with an integrated management software application delivers a reliable, interoperable solution to its customers and partners. SAN InSite is Vixel's comprehensive management software for SANs, providing remote control and diagnostics for Fibre Channel switches, hubs and transceivers from a single console, reducing the administration and overhead of implementing a SAN. Established in 1991, the Company continues to develop innovative Fibre Channel products to optimize the deployment, performance and management of SAN solutions. Vixel products are available through its network of value-added resellers, alliances and OEMs. Vixel is an ISO 9001 certified company.

For more information, visit Vixel's web site at www.vixel.com. Vixel Corporation is headquartered at 11911 North Creek Parkway South, Bothell, Washington 98011 and can be contacted by phone at 425-806-5509 or e-mail at marketing@vixel.com.

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